UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TRX, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Georgia	58-2502748
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

6 West Druid Hills Drive, Atlanta, Georgia	30329
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. : ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑

Securities Act registration statement file number to which this form relates (if applicable): 333-124741

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share

(Title of class)

Item 1.	Description of Registrant’s Securities to Be Registered.

Information with respect to the Common Stock, par value $0.01 per share (the “Common Stock”), of the Registrant is incorporated by reference to the section captioned “Description of Capital Stock” in Amendment No. 5 to the Registrant’s registration statement on Form S-1 (No. 333-124741) as filed with the Securities and Exchange Commission on August 4, 2005, any amendments to such registration statement filed subsequently thereto, and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such registration statement. The Company has applied to list the Common Stock to which this Form 8-A registration statement relates on the NASDAQ National Market.

Item 2.	Exhibits.

The following exhibits are incorporated herein by reference to the Registrant’s registration statement on Form S-1 (File No. 333-124741):

3.1	Amended and Restated Articles of Incorporation of the Registrant.

3.2	Amended and Restated By-Laws of the Registrant.

3.3	Form of Amended and Restated Articles of Incorporation of the Registrant, to be effective upon the completion of the offering.

3.4	Form of Amended and Restated Bylaws of the Registrant, to be effective upon completion of the offering.

4.1	Specimen Common Stock Certificate representing the Common Stock of the Registrant.

4.2	Amended and Restated Shareholders Agreement, dated August 31, 2001, by and among the Registrant, BCD Technology, S.A., Christopher M. Brittin, Susan R. Hopley, Gary D. Smith and Jean H. Smith, as Trustees of the Gary D. Smith and Jean H. Smith Trust, and F. Gilmer Siler.

4.3	Amended and Restated Shareholders Agreement, dated May 23, 2001, by and among the Registrant, BCD Technology, S.A., Ralph Manaker, Velva Wiggins and Davis Family Holdings, LLC.

4.4	Shareholders Agreement, dated November 5, 1999, as amended February 18, 2000 and November 16, 2001, by and among WT Technologies, Inc., Hogg Robinson International Benefits Limited and BCD Technology, S.A.

4.5	Rights Agreement, dated November 16, 2001, by and among Sabre Investments, Inc., BCD Technology, S.A. and the Registrant.

4.6	Shareholders Agreement, dated January 21, 2004, by and among the Registrant, BCD Technology, S.A. and Michael A. Buckman.

4.7	Shareholders Agreement, dated December 30, 2003, by and among the Registrant, BCD Technology, S.A. and Davis Family Holdings II, LLC.

4.8	Voting and Transfer Restriction Agreement, dated November 4, 1999, by and among WT Technologies, Inc., Susan R. Hopley and the Smith Trust.

4.9	Securityholders Agreement, dated July 1, 2002, by and among the Registrant and WorldTravel Partners, LLC.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TRX, Inc.

Date:	August 4, 2005	By:	/s/ Norwood H. Davis, III
Norwood H. (“Trip”) Davis, III President, Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of the Registrant.*

3.2	Amended and Restated By-Laws of the Registrant.*

3.3	Form of Amended and Restated Articles of Incorporation of the Registrant, to be effective upon the completion of the offering.*

3.4	Form of Amended and Restated Bylaws of the Registrant, to be effective upon completion of the offering.*

4.1	Specimen Common Stock Certificate representing the Common Stock of the Registrant.*

4.2	Amended and Restated Shareholders Agreement, dated August 31, 2001, by and among the Registrant, BCD Technology, S.A., Christopher M. Brittin, Susan R. Hopley, Gary D. Smith and Jean H. Smith, as Trustees of the Gary D. Smith and Jean H. Smith Trust, and F. Gilmer Siler.*

4.3	Amended and Restated Shareholders Agreement, dated May 23, 2001, by and among the Registrant, BCD Technology, S.A., Ralph Manaker, Velva Wiggins and Davis Family Holdings, LLC.*

4.4	Shareholders Agreement, dated November 5, 1999, as amended February 18, 2000 and November 16, 2001, by and among WT Technologies, Inc., Hogg Robinson International Benefits Limited and BCD Technology, S.A.*

4.5	Rights Agreement, dated November 16, 2001, by and among Sabre Investments, Inc., BCD Technology, S.A. and the Registrant.*

4.6	Shareholders Agreement, dated January 21, 2004, by and among the Registrant, BCD Technology, S.A. and Michael A. Buckman.*

4.7	Shareholders Agreement, dated December 30, 2003, by and among the Registrant, BCD Technology, S.A. and Davis Family Holdings II, LLC.*

4.8	Voting and Transfer Restriction Agreement, dated November 4, 1999, by and among WT Technologies, Inc., Susan R. Hopley and the Smith Trust.*

4.9	Securityholders Agreement, dated July 1, 2002, by and among the Registrant and WorldTravel Partners, LLC.*

*	Incorporated herein by reference to the Registrant’s registration statement on Form S-1 (File No. 333-124741).